Exhibit 10.2

AMERICAN WELL CORP
2020 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE SHARE UNIT AGREEMENT

Name of Participant:	###PARTICIPANT_NAME###

Address:	###HOME_ADDRESS###

Date of Grant:	March 1, 2023

Performance Period:	March 1, 2023 – February 28, 2026

Number of Performance Share Units:	###TOTAL_AWARDS###

Type of Shares Issuable on Vesting:	Class A Common Stock

Vesting Schedule:	The PSUs shall vest according to the vesting terms and conditions set forth in Exhibit A attached hereto:

The Company and the Participant acknowledge receipt of this Notice of Performance Share Unit Grant and agree to the terms and conditions of the Performance Share Unit Agreement attached hereto (including Exhibit A thereto) and incorporated by reference herein, the Company’s 2020 Equity Incentive Plan and the terms of this Notice of Performance Share Unit Grant as set forth above.

AMERICAN WELL CORPORATION		PARTICIPANT

By:	/s/ Roy Schoenberg	By:
Name:	Roy Schoenberg	Name:	###PARTICIPANT_NAME###
Title:	President and CEO

DOCPROPERTY DPWPathText \* MERGEFORMAT

AMERICAN WELL CORPORATION

PERFORMANCE SHARE UNIT AGREEMENT - INCORPORATED TERMS AND
CONDITIONS

A. Award of PSUs. American Well Corporation (the “Company”) hereby grants to the Participant (“Participant”) named in the Notice of Performance Share Unit Agreement (the “Notice of PSU Grant”), in consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the date of grant (the “Date of Grant”) set forth in the Notice of PSU Grant, a grant of the number of Performance Share Units (“PSUs”) as set forth in the Notice of PSU Grant, upon the terms and conditions set forth in the Company’s 2020 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference, and this Agreement (including Exhibit A hereto), subject to adjustment as provided in Section 14 of the Plan. Each PSU represents the right to receive one Share, at the times and subject to the conditions set forth herein. However, unless and until the PSUs have become earned and vested, Participant will have no right to the issuance of any Shares subject thereto. Prior to the actual delivery of any Shares, the PSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company. Unless otherwise defined herein or in the Notice of PSU Grant, the terms defined in the Plan shall have the same defined meanings in this Performance Share Unit Agreement (the “Agreement”).

B. Vesting of PSUs. Subject to Participant’s continued employment with or service to the Company or a Subsidiary and the terms of this Agreement, the PSUs shall be eligible to be earned and vest in such amounts and at such times as are set forth the Notice of Grant, this Agreement, and Exhibit A attached hereto. Participant shall immediately forfeit any and all PSUs that do not become vested under this Agreement prior to the expiration of the three-year performance period commencing on the Date of Grant and ending on February 28, 2026 (the “Performance Period”).

C. Distribution or Payment of PSUs.

(1) Participant’s earned and vested PSUs (if any) shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of the applicable PSU pursuant to this Agreement and Exhibit A and, in any event, within sixty (60) days following such vesting (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A). Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of PSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section (C)(1) if such delay will result in the PSUs becoming subject to or in a violation of Section 409A.

(2) All distributions made in Shares shall be made by the Company in the form of whole Shares.

D. Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of any or all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification or exemption of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (d) the receipt by the Company of any tax obligations due on issuance of such Shares, which may be in one or more of the forms of consideration permitted under Section (E)(1).

E. Tax Obligations.

(1) The Company (or the Parent or Subsidiary employing or retaining Participant) has the authority to deduct or withhold, or require Participant to remit to the applicable employing entity, an amount sufficient to satisfy any applicable federal, state, local and foreign income and employment tax withholding requirements (including the employee portion of any FICA obligation) applicable to the issuance of Shares pursuant to the PSUs or with respect to any taxable event arising pursuant to this Agreement. The Company (or its Parent or Subsidiary, as applicable) may withhold, or if the Participant is subject to Section 16 of the Exchange Act, the Participant shall be permitted to instruct the Company to withhold, such payment in one or more of the following forms:

(i) by cash or check;

(ii) with the consent of the Administrator, by electing to have withheld the net number of Shares otherwise issuable pursuant to the PSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company (or its Parent or Subsidiary, as applicable) based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iii) with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company (or its Parent or Subsidiary, as applicable) based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; or

(iv) with the consent of the Administrator, by selling a sufficient number of Shares otherwise deliverable to Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to satisfy such withholding taxes.

Participant acknowledges and agrees that the Company may refuse to deliver the Shares issuable with respect to the PSUs to, or cause any such Shares to be held in book-entry form by, Participant or his or her legal representative if such withholding amounts are not timely delivered in full pursuant to this Section (E)(1).

(2) Code Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A. However, notwithstanding any other provision of the Plan or this Agreement, if, at any time, the Administrator determines that this Award (or any portion thereof) may be subject to Code Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Code Section 409A or to comply with the requirements of Code Section 409A.

(3) Liability. Participant is ultimately liable and responsible for all taxes owed in connection with the PSUs, regardless of any action the Company or any of its Parents or Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the PSUs. Neither the Company nor any of its Parents or Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the PSUs or the subsequent sale of Shares. The Company and its Parents and Subsidiaries do not commit and are under no obligation to structure the PSUs to reduce or eliminate Participant’s tax liability.

F. Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

G. PSUs Not Transferable. The PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the PSUs have been issued, and all restrictions applicable to such Shares have lapsed. No PSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the PSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.

H Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan, the Notice of PSU Grant and this Agreement (including Exhibit A hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, except as may otherwise be set forth in the Participant’s employment agreement or offer letter with the Company, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant or as is otherwise permitted under the Plan. This Agreement is governed by the internal substantive laws but not the choice of law rules of State of Delaware.

I. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF PSUS PURSUANT TO THE VESTING SCHEDULE HEREOF AND ISSUANCE OF SHARES PURSUANT THERETO IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

J. Administration. The Administrator shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan or this Agreement.

K. Adjustments. The Administrator may accelerate the vesting of all or a portion of the PSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 14 of the Plan.

L. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s address set forth in the Notice of PSU Grant. By a notice given pursuant to this Section 1(L), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Subject to the limitations set forth in Section 232(e) of the General Corporation Law of the State of Delaware (the “DGCL”), Participant consents to the delivery of any notice to Participant given by the Company under the DGCL or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number for Participant in the Company’s records, (ii) electronic mail to the electronic mail address for Participant in the Company’s records, (iii) posting on an electronic network together with separate notice to Participant of such specific posting or (iv) any other form of electronic transmission (as defined in the DGCL) directed to Participant. This consent may be revoked by Participant by written notice to the Company and may be deemed revoked in the circumstances specified in Section 232 of the DGCL.

M. Conformity to Securities Laws. Participant acknowledges that the Plan and this Agreement are intended to conform, to the extent necessary, with all provisions of the Securities Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such Applicable Law.

N. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

O. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 1(G) and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

P. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the PSUs.

EXHIBIT A

1.
PSU Vesting in General. The PSUs may become earned based on the achievement during the Performance Period of certain stock price milestones of the Company over a rolling thirty trading-day period during the Performance Period as set forth below (the “Stock Price Milestones”), subject to the satisfaction of the Service Vesting Conditions set forth in Section 5 of this Exhibit A. Each Stock Price Milestone identified in the table shall represent a tranche (each a “Tranche”) of the number of PSUs that shall become earned if the Stock Price Milestone for such Tranche is achieved. The Stock Price Milestone with respect to any particular Tranche shall be achieved if the Thirty-Day Average Stock Price (as defined below) equals or exceeds the percentage of the Grant Date Stock Price (as defined below) for such Tranche as set forth in the table below (such date on which achievement of a Tranche occurs, a “Determination Date”).

Tranche #	% of Target PSUs Earned	Number of PSUs	Stock Price Milestone
1	50%	[●]	Thirty-Day Average equals at least 133% of Grant Date Stock Price
2	100%	[●]	Thirty-Day Average equals at least 167% of Grant Date Stock Price
3	150%	[●]	Thirty-Day Average equals at least 200% of Grant Date Stock Price
Total

For the avoidance of doubt, in no event will any of the PSUs become earned if the Stock Price Milestone for Tranche 1 is not achieved during the Performance Period. Each of the Tranches set forth above shall only be determined to be earned once the Stock Price Milestone for a such Tranche is achieved (with no interpolation between Tranches). To the extent that a Stock Price Milestone for particular Tranche is achieved during the Performance Period, any unearned PSUs shall remain outstanding and eligible to become earned in the event that the Stock Price Milestone for a higher Tranche is achieved during the Performance Period. Any PSUs that remain unearned as of the last day of the Performance Period shall be immediately cancelled and forfeited.

2.
The Thirty-Day Average Stock Price. The “Thirty-Day Average Stock Price,” as of any Determination Date, is determined as follows:
(a)
A “trading day” refers to a day on which the primary stock exchange or national market system on which the Shares are traded (e.g., the New York Stock Exchange (“NYSE”)) is open for trading;
(b)
The Company’s daily stock price is equal to the closing sales price per Share as of the close of such trading day, as reported by the NYSE (or other reliable source selected by the Administrator if NYSE is not reporting a closing sales price for that day) (such product, the “Daily Stock Price”); and
(c)
The “Thirty-Day Average Stock Price” is equal to (i) the sum of the Daily Stock Price of the Company for each trading day during any consecutive thirty (30) trading day period during the Performance Period, divided by (ii) the number of trading days during such period.
3.
Grant Date Stock Price. The “Grant Date Stock Price” is equal to $[●]
4.
Determination by the Administrator. The Administrator shall, periodically, assess whether the Stock Price Milestones has been achieved. The Administrator, in its sole, good faith discretion shall determine, approve and certify in writing that the requisite Stock Price Milestone for an applicable Tranche has been achieved (a “Certification”). For purposes of clarity, more than one Stock Price Milestone may be achieved simultaneously upon a Certification.

5.
Service Vesting Conditions. The vesting of any earned PSUs shall be conditioned on the service requirements (the “Service Vesting Conditions”) set forth in this paragraph. If the Stock Price Milestone for any Tranche is achieved, such Tranche shall vest subject to Participant’s continued employment with or service to the Company or a Subsidiary through the date of Certification of such achievement by the Administrator; provided that, in the event that the Stock Price Milestone for any Tranche is achieved before or on the first anniversary of the Date of Grant, then PSUs that have become earned with respect to such Tranche shall first become vested on the 180-day anniversary of the Determination Date for such Tranche, subject to Participant’s continued employment with or service to the Company or a Subsidiary through such date. If Participant’s employment from the Company and its Subsidiaries is terminated for any reason, any unvested PSUs shall immediately expire and be forfeited, regardless of whether the Stock Price Milestone for such PSUs has been achieved. For the avoidance of doubt, Participant will not be deemed to have terminated employment or service with the Company and its Subsidiaries if Participant continues to provide services in a director and/or consultant capacity for the Company and/or any of its affiliates or Subsidiaries or any of their successors and assigns, unless otherwise determined by the Committee.
6.
Change in Control. Notwithstanding anything to the contrary in this Exhibit A or the Agreement, in the event of a Change in Control (other than a Change in Control described in Section 2(g)(ii) of the Plan), the Stock Price Milestones shall be measured as of the effective time of the Change in Control (with such date being considered a Determination Date for purposes of this Exhibit A) based on the per Share price (plus the per Share value of any other consideration) received by the Company’s stockholders in the Change in Control (with such value determined in good faith by the Administrator in its sole discretion) (the “Change in Control Stock Price”), and any Tranche of PSUs that remains unearned as of immediately prior to the effective time of the Change in Control shall become earned to the extent that the Change in Control Stock Price equals or exceeds the applicable percentage of the Grant Date Stock Price for such Tranche as set forth in the table in Section 1 of this Exhibit A; provided that, for the avoidance of doubt, any Tranche of PSUs that is earned and remains unvested as of immediately prior to a Change in Control shall remain earned to the extent of its achievement in accordance with Section 1 of this Exhibit A, and shall not be measured based on the Change in Control Stock Price. Any PSUs that are earned (or become earned in connection with this Section 6) and remain unvested as of the effective time of the Change in Control shall vest in full, subject to Participant’s continued employment with or service to the Company or a Subsidiary through the date of such Change in Control, and any other PSUs that remain unearned as of immediately prior to the effective time of the Change in Control shall be treated in accordance with Section 14 of the Plan.
7.
Adjustment upon Corporate Transactions: The PSUs shall be subject to adjustment and modification as provided in Section 14 of the Plan in the event of capitalization adjustments of the Company or corporate transactions involving the Company.